Exhibit 23.1

CONSENT OF QUALIFIED PERSON

Ladies and Gentlemen:

The undersigned hereby consents to:

(1) the public filing of the technical report titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” (the “Technical Report”) with an effective date of March 2, 2026, issued by U.S. GoldMining Inc. and by GoldMining Inc., and to any extracts from, or a summary of the parts of the Technical Report for which I/We are responsible for in, the Technical Report and the news release dated March 2, 2026 and entitled, “U.S. GoldMining Announces Positive Preliminary Economic Assessment for Whistler Gold-Copper Project, Alaska” (the “News Release”) and which is incorporated by reference into the news release dated March 2nd by GoldMining Inc. and entitled, “GoldMining Congratulates U.S. GoldMining on the Successful Completion of the Initial PEA at its Whistler Gold-Copper Project, Alaska”

Dated: March 19, 2026

“signed and sealed”

By:	/s/ Sue Bird

Sue Bird, P.Eng.
Moose Mountain Technical Services